UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2018

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel	2069203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972.4.959.0123

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

The information regarding the Purchase Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the issuance of the Wainwright Securities set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Wainwright Securities will be issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On February 15, 2019, ReWalk Robotics Ltd. (the “Company” or “ReWalk”) entered into an engagement agreement (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to act as the Company’s exclusive placement agent on a reasonable best efforts basis in connection with a public offering (the “Offering”) of the Company’s ordinary shares, par value NIS 0.01 per share (the “Ordinary Shares”). Pursuant to the Engagement Letter, the Company agreed to pay Wainwright a cash fee of 7.5% and a management fee of 1.0% of the aggregate gross proceeds of the Offering and to issue Wainwright warrants to purchase a number of Ordinary Shares of the Company equal to 6.0% of the aggregate number of Ordinary Shares placed in the Offering at a price per share equal to 125% of the offering price to the public per share. The Company also agreed to reimburse Wainwright for its expenses in connection with the Offering on a non-accountable basis in an amount equal to $30,000, up to $80,000 for legal fees and expenses and $10,000 for clearing expenses.

On February 20, 2019, the Company announced the commencement of a public offering of Ordinary Shares. A copy of the launch press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. On February 21, 2019, the Company announced the pricing of the Offering of 19,000,000 Ordinary Shares (the “Shares”) at a public offering price of $0.23 per Share. A copy of the pricing press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-209833) (the “Form S-3”) initially filed with the Securities and Exchange Commission (the “Commission”) on February 29, 2016, as subsequently amended and declared effective by the Commission on May 9, 2016. A preliminary prospectus supplement and final prospectus supplement and the accompanying prospectus relating to the Offering have been filed with the Commission.

In connection with the Offering, on February 21, 2019, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with a certain institutional investor in the offering (the “Purchaser”). The form of Purchase Agreement is attached to this report as Exhibit 10.1. Wainwright has agreed to use its reasonable best efforts to arrange for the sale of the Shares to the Purchaser and other public investors under the Form S-3. Wainwright is not purchasing or selling any of the Shares and is not required to arrange the purchase or sale of any specific number of Shares or dollar amount. Assuming the sale of all Shares, the net proceeds to the Company from the Offering are expected to be approximately $3.7 million, after deducting placement agent fees and estimate offering expenses payable by the Company. The Company anticipates using the net proceeds from the Offering for (i) sales, marketing and reimbursement expenses related to market development activities and broadening third-party payor coverage and (ii) research and development costs related to, in the shorter term, its ReStore™ exo-suit designed to assist patients who have had a stroke, and, in the longer term, expansion of the Company’s technological platform to address other medical indications affecting the ability to walk. The Offering is expected to close on or about February 25, 2019, subject to satisfaction of customary closing conditions.

In order to conduct the Offering, the Company suspended its separate “at-the-market” offering program under the equity distribution agreement, dated May 9, 2016, with Piper Jaffray & Co. as placement agent, pursuant to which the Company has made sales of Ordinary Shares in a continuous offering from time to time (the “ATM Program”). Pursuant to the Purchase Agreement, the Company agreed for a period of 20 days following the closing of the Offering not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of the Ordinary Shares or any other securities convertible into, or exercisable or exchangeable for, Ordinary Shares. This agreement does not apply to, in addition to certain customary exceptions, the issuance by the Company of equity or debt securities pursuant to acquisitions or strategic transactions approved by a majority of the Company’s disinterested directors, where not for the purpose of raising capital, or certain other compensatory issuances. The Company has also agreed for a period of six months following the closing date of the Offering not to (i) issue or agree to issue equity or debt securities convertible into, or exercisable or exchangeable for, ordinary shares at a conversion price, exercise price or exchange price which floats with the trading price of the Ordinary Shares or which may be adjusted after issuance upon the occurrence of certain events or (ii) enter into any agreement, including an equity line of credit, whereby the Company may issue securities at a future-determined price. This agreement does not apply to the offer, issuance or sale by the Company of Ordinary Shares in the ATM Program (i) 30 days after the closing of the Offering, provided the closing bid price of the Ordinary Shares exceeds 120% of the price per share of the Shares hereby for ten consecutive trading days, and (ii) 60 days after the closing of this offering, regardless of the trading price of the Ordinary Shares.

Pursuant to the Engagement Letter, the Company, in connection with the Offering, agreed to issue to Wainwright or its designees warrants to purchase up to 1,140,000 Ordinary Shares (the “Wainwright Warrants” and together with the Ordinary Shares issuable upon exercise of the Wainwright Warrants, the “Wainwright Securities”). The Wainwright Warrants will be exercisable at any time and from time to time, in whole or in part, following the date of issuance and ending five years from the date of the execution of the Purchase Agreement, at a price per share equal to $0.2875.

A copy of the legal opinion and consent of Goldfarb Seligman & Co. relating to the validity of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

The Engagement Letter and the Purchase Agreement contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions.

The foregoing descriptions of the Wainwright Warrants and Purchase Agreements are qualified in their entirety by reference to the full text of the respective agreements, which are attached as Exhibits 4.1 and 10.1 hereto and incorporated by reference herein.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements include those relating to the proposed offering of ReWalk’s Ordinary Shares, including as to the consummation of the Offering, the size of the Offering, the expected proceeds from the Offering, the intended use of proceeds and the timing of the closing of the Offering and projections regarding ReWalk’s future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: market conditions and the satisfaction of customary closing conditions related to the Offering; ReWalk’s ability to secure capital from equity and debt financings in light of limitations under its effective registration statement on Form S-3, the price range of the Ordinary Shares and conditions in the financial markets, and the risk that such financings may dilute its shareholders or restrict its business; ReWalk’s ability to regain compliance with various continued listing requirements of the Nasdaq Capital Market, its related ability to raise the market price of the Ordinary Shares sufficiently through a reverse share split to cure one of several Nasdaq listing deficiencies, and the risk that the Ordinary Shares will be delisted if it regains compliance; the risk of decreased liquidity in the market for the Ordinary Shares and a reduced market capitalization of the Company following the proposed reverse share split, and the risk of dilution following the proposed related increase in authorized share capital; ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets, and to expand to new markets and achieve its planned expense reductions; the conclusion of ReWalk’s management and the previous opinion of ReWalk’s auditors in that there are substantial doubts as to ReWalk’s ability to continue as a going concern; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s ability to improve its products and develop new products; ReWalk’s ability to repay its secured indebtedness; the outcome of ongoing shareholder class action litigation relating to ReWalk’s initial public offering; ReWalk’s compliance with medical device reporting regulations to report adverse events involving its products and the potential impact of such adverse events on ReWalk’s ability to market and sell its products; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory developments with respect to, ReWalk’s mandatory post-market 522 surveillance study; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of ReWalk’s information technology systems significantly disrupting its business operations; ReWalk’s ability to establish a pathway to commercialize its products in China; the risk of substantial dilution resulting from periodic issuances of the Ordinary Shares; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; the impact of the market price of the Ordinary Shares on the determination of whether ReWalk is a passive foreign investment company; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this report speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

No.	Description
4.1	Form of Placement Agent Warrant.
5.1	Opinion of Goldfarb Seligman & Co.
10.1	Form of Securities Purchase Agreement.
23.1	Consent of Goldfarb Seligman & Co. (contained in Exhibit 5.1).
99.1	Press release dated February 20, 2019.
99.2	Press release dated February 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

Dated: February 25, 2019	By:	/s/ Ori Gon
	Name:	Ori Gon
	Title:	Chief Financial Officer

EXHIBIT INDEX

No.	Description
4.1	Form of Placement Agent Warrant.
5.1	Opinion of Goldfarb Seligman & Co.
10.1	Form of Securities Purchase Agreement.
23.1	Consent of Goldfarb Seligman & Co. (contained in Exhibit 5.1).
99.1	Press release dated February 20, 2019.
99.2	Press release dated February 21, 2019.